®

News Release

February 3, 2014

Cory T. Walker

Chief Financial Officer

(386) 239-7250

BROWN & BROWN, INC. ANNOUNCES

COMPANY RECORD FOURTH-QUARTER EARNINGS OF $47.2 MILLION AND 2013 NET INCOME GROWTH OF 18.0%

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its preliminary, unaudited financial results for the fourth quarter of 2013.

Net income for the fourth quarter of 2013 was $47,225,000, or $0.32 per share, compared with $42,637,000, or $0.29 per share for the same quarter of 2012, an increase of 10.8%. Total revenue for the fourth quarter was $343,165,000, compared with 2012 fourth-quarter revenue of $302,830,000, an increase of 13.3%.

Total revenue for the twelve months ended December 31, 2013 was $1,363,279,000, compared with total revenue for the same period of 2012 of $1,200,032,000, an increase of 13.6%. Net income for the twelve-month period ended December 31, 2013 was $217,112,000, or $1.48 per share, compared with $184,045,000, or $1.26 per share for the same period of 2012, an increase of 18.0%.

J. Powell Brown, President and Chief Executive Officer of the Company, noted, “We are very pleased that we grew our net income 18.0% in 2013. Our Colonial Claims subsidiary, which adjusts flood claims, had core commissions and fees of $1.3 million in the fourth quarter of 2013, but had $7.4 million of core commissions and fees in the fourth quarter of 2012 as a result of the significant flood claims attributable to SuperStorm Sandy. Excluding the impact of Colonial Claims, our core organic commissions and fees in the fourth quarter of 2013 grew by 4.5%. In addition, we continued to improve certain operating profit margins in the fourth quarter.”

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ seventh largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the fourth quarter and full year of 2013. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the fourth quarter and full year of 2013 that its financial results differ from the current preliminary unaudited numbers set forth herein, other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012
REVENUES
Commissions and fees	$339,364	$300,296	$1,355,503	$1,189,081
Investment income	128	236	638	797
Other income, net	3,673	2,298	7,138	10,154
Total revenues	343,165	302,830	1,363,279	1,200,032

EXPENSES
Employee compensation and benefits	179,460	158,467	683,000	608,506
Non-cash stock-based compensation	7,699	4,472	22,603	15,865
Other operating expenses	51,839	44,995	195,677	174,389
Amortization	17,792	16,123	67,932	63,573
Depreciation	4,589	3,990	17,485	15,373
Interest	4,324	4,004	16,440	16,097
Change in estimated acquisition earn-out payables	1,020	1,552	2,533	1,418
Total expenses	266,723	233,603	1,005,670	895,221

Income before income taxes	76,442	69,227	357,609	304,811

Income taxes	29,217	26,590	140,497	120,766

Net income	$47,225	$42,637	$217,112	$184,045

Net income per share:
Basic	$0.32	$0.30	$1.50	$1.28
Diluted	$0.32	$0.29	$1.48	$1.26

Weighted average number of shares outstanding:
Basic	141,355	139,681	141,033	139,364
Diluted	143,036	142,314	142,624	142,010

Dividends declared per share	$0.100	$0.090	$0.3700	$0.3450

Brown & Brown, Inc.

INTERNAL GROWTH SCHEDULE

Core Organic Commissions and Fees(1)

Three Months Ended December 31, 2013

(in thousands)

(unaudited)

	Quarter Ended 12/31/13	Quarter Ended 12/31/12	Total Net Change	Total Net Growth %	Less Acquisition Revenues	Internal Net Growth $	Internal Net Growth %

Retail(2)	$184,996	$151,041	$33,955	22.5%	$33,625	$330	0.2%

National Programs	73,528	64,090	9,438	14.7%	3,094	6,344	9.9%

Wholesale Brokerage	46,238	40,299	5,939	14.7%	—	5,939	14.7%

Services	28,273	34,398	(6,125)	-17.8%	—	(6,125)	-17.8%

Total Core Commissions and Fees (1)	$333,035	$289,828	$43,207	14.9%	$36,719	$6,488	2.2%

Reconciliation of Internal Growth Schedule

to Total Commissions and Fees

Included in the Consolidated Statements of Income

For the Three Months Ended December 31, 2013 and 2012

(in thousands)

(unaudited)

	Quarter Ended 12/31/13	Quarter Ended 12/31/12
Total core commissions and fees(1)	$333,035	$289,828
Profit-sharing contingent commissions	4,382	6,342
Guaranteed supplemental commissions	1,947	1,937
Divested business	—	2,189

Total commissions & fees	$339,364	$300,296

(1) Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenues derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), (ii) guaranteed supplemental commissions (GSC) (revenues derived from special revenue-sharing commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year),and (iii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

(2) The Retail segment includes commissions and fees reported in the “Other” column of the Segment Information, which includes corporate and consolidation items.

Brown & Brown, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	December 31,	December 31,
ASSETS	2013	2012
Current assets:
Cash and cash equivalents	$202,952	$219,821
Restricted cash and investments	250,009	164,564
Short-term investments	10,624	8,183
Premiums, commissions and fees receivable	395,915	302,725
Deferred income taxes	29,276	24,408
Other current assets	39,260	39,811
Total current assets	928,036	759,512

Fixed assets, net	74,733	74,337
Goodwill	2,006,173	1,711,514
Amortizable intangible assets, net	618,888	566,538
Other assets	21,678	16,157
Total assets	$3,649,508	$3,128,058

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$534,360	$406,704
Premium deposits and credits due customers	80,959	32,867
Accounts payable	34,158	48,524
Accrued expenses and other liabilities	157,400	79,593
Current portion of long-term debt	100,000	93
Total current liabilities	906,877	567,781

Long-term debt	380,000	450,000

Deferred income taxes, net	291,704	237,630

Other liabilities	63,786	65,314

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding 145,419 at 2013 and 143,878 at 2012	14,542	14,388
Additional paid-in capital	371,960	335,872
Retained earnings	1,620,639	1,457,073
Total shareholders’ equity	2,007,141	1,807,333

Total liabilities and shareholders’ equity	$3,649,508	$3,128,058